Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR THIRD QUARTER 2018

MADISON, N.J. (November 2, 2018) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the third quarter ended September 30, 2018, including the following highlights:

•	Revenue was $1.68 billion, an increase of $2 million compared with the third quarter of 2017.

•
The Company's combined homesale transaction volume (transaction sides multiplied by average sale price) increased 1% compared with the third quarter of 2017, due to a 1% volume gain at RFG while volume at NRT was flat. For reference, the National Association of Realtors reported a homesale transaction volume increase of 1% in the third quarter of 2018.

•
Operating EBITDA was $242 million, a decrease of $16 million compared with the third quarter of 2017. The primary reason for the decline was the absence of the $12 million gain from exiting the PHH Home Loans JV in 2017. (See Table 4a)[1]

•
Net income was $103 million compared to $95 million in the third quarter of 2017. Basic earnings per share was $0.84 compared to $0.70 in the third quarter of 2017 due to share repurchases and a lower corporate tax rate.

•	Adjusted net income per share was $0.85 compared with adjusted net income per share of $0.71 in the third quarter of 2017. (See Table 1a)[2]

•	Free Cash Flow for the third quarter of 2018 was $194 million. (See Table 6)[3]

•	In the first nine months of 2018, Realogy returned $336 million of capital to stockholders through share repurchases and dividends.
"This quarter we generated substantial revenue, Operating EBITDA and Free Cash Flow, as well as maintained our market share, all despite the past few months of housing market softness," said Ryan Schneider, Realogy’s chief executive officer and president. "We remain optimistic about the future and continue to invest to drive top and bottom line growth. We are launching two new franchise brands to grow our franchise revenue, enhancing our value to agents with new products and expanding our use of technology and data."
"With our size, scale and healthy balance sheet, we believe we are well-positioned to weather shifts in market conditions as we continue to invest in multiple avenues of growth," said Anthony E. Hull, Realogy’s executive vice president, chief financial officer and treasurer. "We are on track with our cost reductions and continue to return capital to shareholders."
In the third quarter of 2018, RFG and NRT's 193,600 U.S.-based affiliated independent sales agents helped consumers with approximately 403,000 homesale transaction sides. In aggregate, Realogy achieved homesale transaction volume of approximately $143 billion, an increase of 1% compared with the third quarter of 2017. RFG average homesale price increased 5% and homesale transaction sides decreased 3%. NRT reported an average homesale price increase of 1% and homesale transaction sides decreased 1%.
In the title and settlement services sector, TRG closed 48,000 transactions in the third quarter of 2018 with lower refinance volume leading to an overall decline of 4%. Purchase units were flat compared to the third quarter of 2017. In the relocation segment, Cartus initiations were up 8% and referrals up 10%. Cartus continues to be an important part of the Company's value proposition, generating highly qualified leads for its network of affiliated agents and helping them to build their businesses. Cartus generated referral opportunities to agents that resulted in approximately 76,000 in-network homesale closings for Realogy and its brands in 2017.

Realogy Reports Financial Results for Third Quarter 2018                        2

Looking Ahead
For the fourth quarter of 2018, Realogy is overall modeling around flat homesale transaction volume compared to the fourth quarter of 2017. Based on this fourth quarter volume outlook and third quarter results, the Company now anticipates full year Operating EBITDA of $660-$670 million, subject to macro uncertainty and current market conditions.
This year, Realogy expects the Operating EBITDA to Free Cash Flow conversion rate to be in the mid-50% range.
Capital Allocation
Since the share repurchase program's inception in February 2016, the Company has repurchased approximately 29 million shares through September 30, 2018 at an average price of $26.74 for $776 million. As a result, Realogy had approximately 120 million shares of common stock outstanding as of September 30, 2018.
Balance Sheet
The Company ended the quarter with cash and cash equivalents of $226 million. Total long-term corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.3 billion at September 30, 2018. The Company's net debt leverage ratio4 was 4.3 times at September 30, 2018.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, November 2, at 8:30 a.m. (EDT), Realogy will hold a conference call via webcast to review its Q3 2018 results. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of residential real estate services in the U.S. that is focused on empowering independent sales agents to best serve today’s consumers. Realogy delivers its services through its well-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Climb Real Estate®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran Group®, ERA®, Sotheby's International Realty® as well as NRT, Cartus®, Title Resource Group and ZapLabs®, an in-house innovation and technology development lab. Realogy’s fully integrated business model includes brokerage, franchising, relocation, mortgage, and title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy’s affiliated brokerages operate around the world with approximately 193,600 independent sales agents in the United States and approximately 106,400 independent sales agents in 112 other countries and territories. Realogy is headquartered in Madison, New Jersey.
Footnotes:
1 Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
2 Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and adjustments to the reserve for uncertain tax positions.
3 Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.

Realogy Reports Financial Results for Third Quarter 2018                        3

4 Net corporate debt divided by EBITDA, as defined by the Senior Secured Credit Facility, for the twelve-month period ended September 30, 2018.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions or the residential real estate markets, either regionally or nationally, including but not limited to a decline or a lack of improvement in the number of homesales, stagnant or declining home prices or a reduction in the affordability of housing, increasing mortgage rates and/or constraints on the availability of mortgage financing, insufficient or excessive home inventory levels by market and price point, a lack of improvement or deceleration in the building of new housing and/or irregular timing or volume of new development closings, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or a deterioration in other economic factors that particularly impact the residential real estate market and the business segments in which we operate whether broadly or by geography and price segments; increased competition in the industry and for independent sales agents whether through traditional competitors, competitors with alternative business models or other industry participants otherwise competing for a portion of gross commission income; continuing pressure on the share of gross commission income paid by our company owned brokerages and our affiliated franchisees to their independent affiliated sales agents; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements at current contractual royalty rates without increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations; changes in corporate relocation practices resulting in fewer employee relocations, reduced relocation benefits, increasing competition in corporate relocation or the loss of one or more significant affinity clients; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations; risks relating to our ability to return capital to stockholders pursuant to our stock repurchase program; risks and growing costs related to cybersecurity threats to our data and customer, franchisee, employee and independent sales agent data; and risks associated with our substantial indebtedness and interest obligations and restrictions contained in our debt agreements, including risks relating to having to dedicate a significant portion of our cash flows from operations to service our debt.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, and our Annual Report on Form 10-K for the year ended December 31, 2017, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 7 and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4a, 4b, 5a, 5b, 6 and 7 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Realogy Reports Financial Results for Third Quarter 2018                        4

Because of the forward-looking nature of the Company’s forecasted non-GAAP financial measures, specific quantifications of the amounts that would be required to reconcile forecasted Operating EBITDA to forecasted net income and forecasted Free Cash Flow to forecasted net income are not readily determinable. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Investor Contacts:		Media Contact:
Alicia Swift	Danielle Kloeblen	Trey Sarten
(973) 407-4669	(973) 407-2148	(973) 407-2162
alicia.swift@realogy.com	danielle.kloeblen@realogy.com	trey.sarten@realogy.com

Realogy Reports Financial Results for Third Quarter 2018                        5

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Gross commission income	$1,246	$1,250	$3,536	$3,505
Service revenue	268	261	728	710
Franchise fees	109	111	302	296
Other	53	52	159	159
Net revenues	1,676	1,674	4,725	4,670
Expenses
Commission and other agent-related costs	902	887	2,556	2,462
Operating	387	394	1,171	1,162
Marketing	63	63	199	195
General and administrative	80	82	244	269
Former parent legacy cost (benefit), net	—	1	—	(10)
Restructuring costs, net	9	2	45	9
Depreciation and amortization	49	50	146	149
Interest expense, net	41	41	120	127
Loss on the early extinguishment of debt	—	1	7	5
Total expenses	1,531	1,521	4,488	4,368
Income before income taxes, equity in (earnings) losses and noncontrolling interests	145	153	237	302
Income tax expense	40	67	73	131
Equity in (earnings) losses of unconsolidated entities	1	(10)	3	(7)
Net income	104	96	161	178
Less: Net income attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Net income attributable to Realogy Holdings	$103	$95	$159	$176

Earnings per share attributable to Realogy Holdings:
Basic earnings per share	$0.84	$0.70	$1.26	$1.28
Diluted earnings per share	$0.83	$0.69	$1.25	$1.26
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	122.7	136.1	126.5	137.8
Diluted	123.6	138.1	127.6	139.4

Cash dividends declared per share	$0.09	$0.09	$0.27	$0.27

Realogy Reports Financial Results for Third Quarter 2018                        6

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income is defined by us as net income before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of the business optimization initiatives currently in progress; (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) the tax effect of the foregoing adjustments; and (f) adjustments to the reserve for uncertain tax positions. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted income per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income to Adjusted net income for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to Realogy Holdings	$103	$95	$159	$176
Addback:
Mark-to-market interest rate swap (gains) losses	(7)	—	(19)	4
Former parent legacy cost (benefit), net	—	1	—	(10)
Restructuring costs, net	9	2	45	9
Loss on the early extinguishment of debt	—	1	7	5
Adjustments for tax effect (a)	(1)	(2)	(9)	(3)
Adjusted net income attributable to Realogy Holdings	$104	$97	$183	$181

Earnings per share
Basic earnings per share:	$0.84	$0.70	$1.26	$1.28
Diluted earnings per share:	$0.83	$0.69	$1.25	$1.26

Adjusted earnings per share
Adjusted basic earnings per share:	$0.85	$0.71	$1.45	$1.31
Adjusted diluted earnings per share:	$0.84	$0.70	$1.43	$1.30

Weighted average common and common equivalent shares outstanding:
Basic:	122.7	136.1	126.5	137.8
Diluted:	123.6	138.1	127.6	139.4
_______________

(a)	Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for Third Quarter 2018                        7

Table 2

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$226	$227
Restricted cash	11	7
Trade receivables (net of allowance for doubtful accounts of $9 and $11)	180	153
Relocation receivables	334	223
Other current assets	154	179
Total current assets	905	789
Property and equipment, net	284	289
Goodwill	3,712	3,710
Trademarks	749	749
Franchise agreements, net	1,243	1,294
Other intangibles, net	261	284
Other non-current assets	284	222
Total assets	$7,438	$7,337

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$181	$156
Securitization obligations	264	194
Current portion of long-term debt	727	127
Accrued expenses and other current liabilities	395	478
Total current liabilities	1,567	955
Long-term debt	2,806	3,221
Deferred income taxes	378	327
Other non-current liabilities	244	212
Total liabilities	4,995	4,715
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 119,932,166 shares issued and outstanding at September 30, 2018 and 131,636,870 shares issued and outstanding at December 31, 2017	1	1
Additional paid-in capital	4,970	5,285
Accumulated deficit	(2,485)	(2,631)
Accumulated other comprehensive loss	(47)	(37)
Total stockholders' equity	2,439	2,618
Noncontrolling interests	4	4
Total equity	2,443	2,622
Total liabilities and equity	$7,438	$7,337

Realogy Reports Financial Results for Third Quarter 2018                        8

Table 3a

REALOGY HOLDINGS CORP.
2018 vs. 2017 KEY DRIVERS

	Three Months Ended September 30,					Nine Months Ended September 30,
	2018		2017	% Change		2018	2017	% Change
RFG (a)
Closed homesale sides	308,917		318,961	(3%)		846,185	866,956	(2%)
Average homesale price	$305,398		$292,000	5%		$304,482	$287,558	6%
Average homesale broker commission rate	2.47%		2.49%	(2	) bps	2.48%	2.50%	(2	) bps
Net royalty per side (b)	$322		$316	2%		$324	$311	4%
NRT
Closed homesale sides	94,241		95,236	(1%)		261,083	262,849	(1%)
Average homesale price	$513,403		$506,418	1%		$525,738	$515,617	2%
Average homesale broker commission rate	2.44%		2.45%	(1	) bps	2.44%	2.45%	(1	) bps
Gross commission income per side	$13,227		$13,142	1%		$13,545	$13,358	1%
Cartus
Initiations	42,718	—	39,608	8%		133,901	126,921	5%
Referrals	26,226		23,905	10%		68,919	64,392	7%
TRG
Purchase title and closing units	43,836		43,764	—%		121,766	122,069	—%
Refinance title and closing units	4,264		6,513	(35%)		14,456	21,370	(32%)
Average fee per closing unit	$2,229		$2,115	5%		$2,231	$2,092	7%
_______________

(a)	Includes all franchisees except for NRT.

(b)
Net royalty per side amounts include the effect of volume incentives and non-standard incentives granted to franchisees. For the three and nine months ended September 30, 2018 the net royalty per side increased 2% and 4%, respectively, while average homesale price increased 5% and 6% for the three and nine months ended September 30, 2018, respectively. The differential between growth in net royalty per side and average homesale price was due to an increase in sales incentives, a decrease in the average broker commission rate and a shift in mix to our top 250 franchisees.

Realogy Reports Financial Results for Third Quarter 2018                        9

Table 3b

REALOGY HOLDINGS CORP.
2017 KEY DRIVERS

	Quarter Ended					Year Ended
	March 31, 2017		June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
RFG (a)
Closed homesale sides	225,250		322,745	318,961	277,261	1,144,217
Average homesale price	$275,828		$291,355	$292,000	$293,216	$288,929
Average homesale broker commission rate	2.50%		2.50%	2.49%	2.49%	2.50%
Net royalty per side (b)	$298		$316	$316	$316	$313
NRT
Closed homesale sides	66,570		101,043	95,236	81,597	344,446
Average homesale price	$509,197		$528,518	$506,418	$511,683	$514,685
Average homesale broker commission rate	2.45%		2.44%	2.45%	2.44%	2.44%
Gross commission income per side	$13,261		$13,625	$13,142	$13,152	$13,309
Cartus
Initiations	36,515	—	50,798	39,608	34,834	161,755
Referrals	15,203		25,284	23,905	19,286	83,678
TRG
Purchase title and closing units (c)	31,297		47,008	43,764	37,044	159,113
Refinance title and closing units (d)	8,533		6,324	6,513	7,194	28,564
Average fee per closing unit	$2,001		$2,139	$2,115	$2,092	$2,092
_______________

(a)	Includes all franchisees except for NRT.

(b)	Net royalty per side amounts include the effect of volume incentives and non-standard incentives granted to franchisees.

(c)	The amounts presented for the year ended December 31, 2017 include 8,351 purchase units as a result of acquisitions.

(d)	The amounts presented for the year ended December 31, 2017 include 1,858 refinance units as a result of acquisitions.

Realogy Reports Financial Results for Third Quarter 2018                        10

Table 4a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In millions)
Set forth in the table below is a reconciliation of net income to Operating EBITDA for the three-month periods ended September 30, 2018 and 2017:

	Three Months Ended
	September 30, 2018	September 30, 2017
Net income attributable to Realogy Holdings	$103	$95
Income tax expense	40	67
Income before income taxes	143	162
Depreciation and amortization	49	51
Interest expense, net	41	41
Restructuring costs, net	9	2
Former parent legacy cost, net	—	1
Loss on the early extinguishment of debt	—	1
Operating EBITDA	$242	$258
Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to net income for the three months ended September 30, 2018 and 2017:

	Revenues (a)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2018	2017			2018	2017			2018	2017
RFG	$221	$224	$(3)	(1)%	$161	$159	$2	1%	73%	71%	2
NRT (b)	1,268	1,267	1	—	43	64	(21)	(33)	3	5	(2)
Cartus	108	111	(3)	(3)	39	37	2	5	36	33	3
TRG	162	154	8	5	20	21	(1)	(5)	12	14	(2)
Corporate and Other	(83)	(82)	(1)	*	(21)	(23)	2	*
Total Company	$1,676	$1,674	$2	—%	$242	$258	$(16)	(6%)	14%	15%	(1)
Less: Depreciation and amortization (c)					49	51
Interest expense, net					41	41
Income tax expense					40	67
Restructuring costs, net (d)					9	2
Former parent legacy cost, net (e)					—	1
Loss on the early extinguishment of debt (e)					—	1
Net income attributable to Realogy Holdings					$103	$95
_______________

*	not meaningful.

(a)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $83 million and $82 million during the three months ended September 30, 2018 and 2017, respectively.

(b)	NRT Operating EBITDA includes $12 million of equity earnings from PHH Home Loans for the three months ended September 30, 2017.

(c)
Depreciation and amortization for the three months ended September 30, 2017 includes $1 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(d)
Restructuring charges incurred for the three months ended September 30, 2018 include $1 million at RFG and $8 million at NRT. Restructuring charges incurred for the three months ended September 30, 2017 include $2 million at NRT.

(e)	Former parent legacy items and loss on the early extinguishment of debt are recorded in the Corporate and Other segment.

Realogy Reports Financial Results for Third Quarter 2018                        11

Table 4b
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In millions)
Set forth in the table below is a reconciliation of net income to Operating EBITDA for the nine-month periods ended September 30, 2018 and 2017:

	Nine Months Ended
	September 30, 2018	September 30, 2017
Net income attributable to Realogy Holdings	$159	$176
Income tax expense	73	131
Income before income taxes	232	307
Depreciation and amortization	148	150
Interest expense, net	120	127
Restructuring costs, net	45	9
Former parent legacy benefit, net	—	(10)
Loss on the early extinguishment of debt	7	5
Operating EBITDA	$552	$588
Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to net income for the nine months ended September 30, 2018 and 2017:

	Revenues (a)		$ Change	% Change	Operating EBITDA (b)		$ Change	% Change	Operating EBITDA Margin		Change
	2018	2017			2018	2017			2018	2017
RFG	$634	$631	$3	—%	$439	$428	$11	3%	69%	68%	1
NRT (c)	3,593	3,556	37	1	59	121	(62)	(51)	2	3	(1)
Cartus	292	290	2	1	72	65	7	11	25	22	3
TRG	444	431	13	3	45	49	(4)	(8)	10	11	(1)
Corporate and Other	(238)	(238)	—	*	(63)	(75)	12	*
Total Company	$4,725	$4,670	$55	1%	$552	$588	$(36)	(6%)	12%	13%	(1)
Less: Depreciation and amortization (d)					148	150
Interest expense, net					120	127
Income tax expense					73	131
Restructuring costs, net (e)					45	9
Former parent legacy benefit, net (f)					—	(10)
Loss on the early extinguishment of debt (f)					7	5
Net income attributable to Realogy Holdings					$159	$176
_______________

*	not meaningful.

(a)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $238 million during both the nine months ended September 30, 2018 and 2017.

(b)	Includes an $8 million expense related to the settlement of the Strader legal matter in the Corporate and Other segment for the nine months ended September 30, 2017.

(c)	NRT Operating EBITDA includes $8 million of equity earnings from PHH Home Loans for the nine months ended September 30, 2017.

(d)
Depreciation and amortization for the nine months ended September 30, 2018 and 2017 includes $2 million and $1 million, respectively, of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(e)
Restructuring charges incurred for the nine months ended September 30, 2018 include $3 million at RFG, $29 million at NRT, $9 million at Cartus, $2 million at TRG and $2 million at Corporate and Other. Restructuring charges incurred for the nine months ended September 30, 2017 include $1 million at RFG and $8 million at NRT.

(f)	Former parent legacy items and loss on the early extinguishment of debt are recorded in the Corporate and Other segment.

Realogy Reports Financial Results for Third Quarter 2018                        12

Table 5a
REALOGY HOLDINGS CORP.
SELECTED 2018 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018
Net revenues (a)
Real Estate Franchise Services	$176	$237	$221
Company Owned Real Estate Brokerage Services	917	1,408	1,268
Relocation Services	79	105	108
Title and Settlement Services	120	162	162
Corporate and Other	(63)	(92)	(83)
Total Company	$1,229	$1,820	$1,676

Operating EBITDA
Real Estate Franchise Services	$105	$173	$161
Company Owned Real Estate Brokerage Services	(45)	61	43
Relocation Services	(1)	34	39
Title and Settlement Services	(6)	31	20
Corporate and Other	(19)	(23)	(21)
Total Company	$34	$276	$242

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$34	$276	$242

Less: Depreciation and amortization (b)	50	49	49
Interest expense, net	33	46	41
Income tax (benefit) expense	(19)	52	40
Restructuring costs, net (c)	30	6	9
Loss on the early extinguishment of debt (d)	7	—	—
Net income (loss) attributable to Realogy Holdings	$(67)	$123	$103
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $63 million, $92 million and $83 million for the three months ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $12 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(c)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,	September 30,
	2018	2018	2018
Real Estate Franchise Services	$2	$—	$1
Company Owned Real Estate Brokerage Services	17	4	8
Relocation Services	8	1	—
Title and Settlement Services	1	1	—
Corporate and Other	2	—	—
Total Company	$30	$6	$9

(d)	Loss on the early extinguishment of debt is recorded in the Corporate and Other segment.

Realogy Reports Financial Results for Third Quarter 2018                        13

Table 5b
REALOGY HOLDINGS CORP.
SELECTED 2017 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Net revenues (a)
Real Estate Franchise Services	$170	$237	$224	$199	$830
Company Owned Real Estate Brokerage Services	897	1,392	1,267	1,087	4,643
Relocation Services	77	102	111	92	382
Title and Settlement Services	120	157	154	139	570
Corporate and Other	(61)	(95)	(82)	(73)	(311)
Total Company	$1,203	$1,793	$1,674	$1,444	$6,114

Operating EBITDA (b)
Real Estate Franchise Services	$102	$167	$159	$132	$560
Company Owned Real Estate Brokerage Services	(21)	78	64	14	135
Relocation Services	1	27	37	20	85
Title and Settlement Services	2	26	21	10	59
Corporate and Other	(23)	(29)	(23)	(32)	(107)
Total Company	$61	$269	$258	$144	$732

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	61	269	258	144	732

Less: Depreciation and amortization (c)	50	49	51	51	201
Interest expense, net	39	47	41	31	158
Income tax (benefit) expense	(9)	73	67	(196)	(65)
Restructuring costs, net (d)	5	2	2	3	12
Former parent legacy (benefit) cost, net (e)	—	(11)	1	—	(10)
Loss on the early extinguishment of debt (e)	4	—	1	—	5
Net income (loss) attributable to Realogy Holdings	$(28)	$109	$95	$255	$431
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $61 million, $95 million, $82 million and $73 million for the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $12 million, $11 million and $9 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Operating EBITDA includes an $8 million expense related to the settlement of the Strader legal matter for the three months ended June 30, 2017 and an $8 million expense related to the transition of the Company's CEO for the three months ended December 31, 2017. In addition, the Company believes that 2017 Operating EBITDA was also negatively impacted by an estimated $8 million due to natural disasters in the third and fourth quarters.

(c)
Depreciation and amortization includes $1 million and $2 million for the three months ended September 30, 2017 and December 31, 2017, respectively, of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations in our Annual Report on Form 10-K for the year ended December 31, 2017.

(d)	Includes restructuring charges broken down by business unit as follows:

Realogy Reports Financial Results for Third Quarter 2018                        14

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Real Estate Franchise Services	$—	$1	$—	$—	$1
Company Owned Real Estate Brokerage Services	5	1	2	1	9
Relocation Services	—	—	—	—	—
Title and Settlement Services	—	—	—	1	1
Corporate and Other	—	—	—	1	1
Total Company	$5	$2	$2	$3	$12

(e)	Former parent legacy items and losses on the early extinguishment of debt are recorded in the Corporate and Other segment.

Realogy Reports Financial Results for Third Quarter 2018                        15

Table 6
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In millions)
A reconciliation of net income attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income attributable to Realogy Holdings	$103	$95	$159	$176
Income tax expense, net of payments	38	65	63	121
Interest expense, net	41	41	120	127
Cash interest payments	(31)	(25)	(118)	(111)
Depreciation and amortization	49	50	146	149
Capital expenditures	(24)	(21)	(73)	(69)
Restructuring costs and former parent legacy items, net of payments	4	(1)	20	(19)
Loss on the early extinguishment of debt	—	1	7	5
Working capital adjustments	9	17	(62)	29
Relocation receivables (assets), net of securitization obligations	5	28	(42)	(1)
Free Cash Flow	$194	$250	$220	$407
A reconciliation of net cash provided by operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net cash provided by operating activities	$215	$259	$224	$445
Property and equipment additions	(24)	(21)	(73)	(69)
Net change in securitization	3	11	70	29
Effect of exchange rates on cash and cash equivalents	—	1	(1)	2
Free Cash Flow	$194	$250	$220	$407

Net cash used in investing activities	$(15)	$(43)	$(60)	$(99)
Net cash used in financing activities	$(202)	$(91)	$(160)	$(277)

Realogy Reports Financial Results for Third Quarter 2018                        16

Table 7

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2018
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing twelve-month EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities*. Total senior secured net debt does not include unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the senior secured credit facilities, includes adjustments to Operating EBITDA for non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the twelve-month period. The Company was in compliance with the senior secured leverage ratio covenant at September 30, 2018 with a ratio of 2.54 to 1.00.
A reconciliation of net income attributable to Realogy Group to Operating EBITDA and EBITDA as defined by the senior secured credit facilities for the twelve months ended September 30, 2018 are set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Nine Months Ended	Three Months Ended	Nine Months Ended	Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2017	September 30, 2018	September 30, 2018
Net income attributable to Realogy Group (a)	$431	$176	$255	$159	$414
Income tax (benefit) expense	(65)	131	(196)	73	(123)
Income before income taxes	366	307	59	232	291
Depreciation and amortization (b)	201	150	51	148	199
Interest expense, net	158	127	31	120	151
Restructuring costs, net	12	9	3	45	48
Former parent legacy benefit, net	(10)	(10)	—	—	—
Loss on the early extinguishment of debt	5	5	—	7	7
Operating EBITDA (c)	$732	$588	$144	$552	696
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (d)					23
Non-cash charges (e)					45
Pro forma effect of acquisitions and new franchisees (f)					5
Incremental securitization interest costs (g)					3
EBITDA as defined by the Senior Secured Credit Facilities					$772
Total senior secured net debt (h)					$1,959
Senior secured leverage ratio					2.54	x
_______________

(a)
Net income attributable to Realogy consists of: (i) income of $255 million for the fourth quarter of 2017, (ii) loss of $67 million for the first quarter of 2018, (iii) income of $123 million for the second quarter of 2018 and (iv) income of $103 million for the third quarter of 2018.

(b)
Depreciation and amortization includes: (i) $2 million for the fourth quarter of 2017 and (ii) $2 million for the first quarter of 2018 of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(c)
Operating EBITDA consists of: (i) $144 million for the fourth quarter of 2017, (ii) $34 million for the first quarter of 2018, (iii) $276 million for the second quarter of 2018 and (iv) $242 million for the third quarter of 2018.

(d)	Represents the twelve-month pro forma effect of business optimization initiatives.

(e)
Represents the elimination of non-cash expenses, including $45 million of stock-based compensation expense and $1 million of other items less $1 million for the change in the allowance for doubtful accounts and notes reserves for the twelve months ended September 30, 2018.

(f)
Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on October 1, 2017. Franchisee sales activity is comprised of new franchise agreements as well as growth

Realogy Reports Financial Results for Third Quarter 2018                        17

through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of October 1, 2017.

(g)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended September 30, 2018.

(h)
Represents total borrowings under the senior secured credit facilities and borrowings secured by a first priority lien on our assets of $2,063 million plus $29 million of capital lease obligations less $133 million of readily available cash as of September 30, 2018. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

*
Our senior secured credit facilities include the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time, and the Term Loan A Agreement dated as of October 23, 2015, as amended from time to time. Our Unsecured Notes include our 4.50% Senior Notes due 2019, our 5.25% Senior Notes due 2021 and our 4.875% Senior Notes due 2023.

***

NON-GAAP RECONCILIATION - NET DEBT LEVERAGE RATIO
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2018
(In millions)
Net corporate debt divided by EBITDA, as defined by the senior secured credit facilities, for the twelve-month period ended September 30, 2018 (referred to as net debt leverage ratio) is set forth in the following table:

	As of September 30, 2018
Revolver	$250
Term Loan A	741
Term Loan B	1,072
4.50% Senior Notes	450
5.25% Senior Notes	550
4.875% Senior Notes	500
Total Debt (excluding securitizations)	$3,563
Less: Cash and Cash Equivalents	226
Net Corporate Debt	$3,337
EBITDA as defined by the Senior Secured Credit Facility	$772
Net Debt Leverage Ratio	4.3	x

Realogy Reports Financial Results for Third Quarter 2018                        18

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and adjustments to the reserve for uncertain tax positions. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, losses on the early extinguishment of debt, former parent legacy items, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:

•	this measure does not reflect changes in, or cash required for, our working capital needs;

•
this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	this measure does not reflect our income tax expense or the cash requirements to pay our taxes;

•	this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and

•	other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.